Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $71,047.14
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $57,610.67
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,251.92
- Mortality & Expense Charge****     $   657.72
+ Hypothetical Rate of Return*****     ($803.89)
                                     ----------
=                                    $   71,047 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----     ---
   1    $ 34.28
   2    $ 34.29
   3    $ 34.30
   4    $ 34.31
   5    $ 34.31
   6    $ 34.32
   7    $ 34.33
   8    $ 34.34
   9    $ 34.35
  10    $ 34.36
  11    $ 34.36
  12    $ 34.37
Total   $411.92

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($68.15)
   2     ($67.93)
   3     ($67.72)
   4     ($67.51)
   5     ($67.30)
   6     ($67.09)
   7     ($66.88)
   8     ($66.67)
   9     ($66.47)
  10     ($66.26)
  11     ($66.05)
  12     ($65.84)
Total   ($803.89)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $71,047.14
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   52,352 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $85,238.96
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $67,035.16
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,246.75
- Mortality & Expense Charge****     $   742.62
+ Hypothetical Rate of Return*****   $ 4,043.18
                                     ----------
=                                    $   85,239 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 33.93
   2    $ 33.92
   3    $ 33.92
   4    $ 33.91
   5    $ 33.91
   6    $ 33.90
   7    $ 33.89
   8    $ 33.89
   9    $ 33.88
  10    $ 33.87
  11    $ 33.87
  12    $ 33.86
Total   $406.75

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1      $333.18
   2      $333.86

   3    $  334.53
   4    $  335.21
   5    $  335.89
   6    $  336.58
   7    $  337.26
   8    $  337.95
   9    $  338.64
  10    $  339.33
  11    $  340.02
  12    $  340.72
Total   $4,043.18

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $85,238.96
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   66,544 (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $101,870.07
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $77,647.41
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,240.82
- Mortality & Expense Charge****     $   838.21
+ Hypothetical Rate of Return*****   $10,151.69
                                     ----------
=                                    $  101,870 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 33.54
   2    $ 33.51
   3    $ 33.49
   4    $ 33.46
   5    $ 33.44
   6    $ 33.41
   7    $ 33.39
   8    $ 33.36
   9    $ 33.34
  10    $ 33.31
  11    $ 33.29
  12    $ 33.26
Total   $400.82

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ----------
   1    $   814.37
   2    $   819.96
   3    $   825.60
   4    $   831.29
   5    $   837.02
   6    $   842.79
   7    $   848.61
   8    $   854.48
   9    $   860.40
  10    $   866.36
  11    $   872.37
  12    $   878.43
Total   $10,151.69

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $101,870.07
- Year 5 Surrender Charge       $ 18,694.85
                                -----------
=                               $    83,175 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $69,282.99
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $56,311.56
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,748.33
- Mortality & Expense Charge****     $   643.61
+ Hypothetical Rate of Return*****     ($786.63)
                                     ----------
=                                    $   69,283 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1     $55.61
   2     $55.62
   3     $55.64
   4     $55.65
   5     $55.67

   6    $ 55.69
   7    $ 55.70
   8    $ 55.72
   9    $ 55.73
  10    $ 55.75
  11    $ 55.77
  12    $ 55.78
Total   $668.33

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($66.91)
   2     ($66.66)
   3     ($66.41)
   4     ($66.16)
   5     ($65.92)
   6     ($65.67)
   7     ($65.43)
   8     ($65.18)
   9     ($64.94)
  10     ($64.69)
  11     ($64.45)
  12     ($64.21)
Total   ($786.63)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $69,282.99
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   50,588 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $83,228.78
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $65,586.87
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,740.09
- Mortality & Expense Charge****     $   727.20
+ Hypothetical Rate of Return*****   $ 3,959.19
                                     ----------
=                                    $   83,229  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 55.05
   2    $ 55.04
   3    $ 55.03
   4    $ 55.03
   5    $ 55.02
   6    $ 55.01
   7    $ 55.00
   8    $ 55.00
   9    $ 54.99
  10    $ 54.98
  11    $ 54.97
  12    $ 54.97
Total   $660.09

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  327.21
   2    $  327.70
   3    $  328.19
   4    $  328.68
   5    $  329.18
   6    $  329.67
   7    $  330.17
   8    $  330.67
   9    $  331.17
  10    $  331.68
  11    $  332.18
  12    $  332.69
Total   $3,959.19

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $83,228.78
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   64,534 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $99,581.36
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $76,035.83
+ Annual Premium*                    $17,000.00
- Premium Expense Charge**           $   850.00
- Monthly Deduction***               $ 1,730.63
- Mortality & Expense Charge****     $   821.35
+ Hypothetical Rate of Return*****   $ 9,947.52
                                     ----------
=                                    $   99,581 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 54.42
   2    $ 54.38
   3    $ 54.35
   4    $ 54.31
   5    $ 54.28
   6    $ 54.24
   7    $ 54.20
   8    $ 54.17
   9    $ 54.13
  10    $ 54.09
  11    $ 54.05
  12    $ 54.01
Total   $650.63

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1    $  800.01
   2    $  805.13
   3    $  810.30
   4    $  815.50

   5    $  820.75
   6    $  826.04
   7    $  831.38
   8    $  836.75
   9    $  842.17
  10    $  847.64
  11    $  853.14
  12    $  858.70
Total   $9,947.52

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $99,581.36
- Year 5 Surrender Charge       $18,694.85
                                ----------
=                               $   80,887 (rounded to the nearest dollar)